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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 24, 2000 included in the proxy statement/prospectus of Adaptive Broadband Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Western Multiplex Corporation for the registration of shares of its common stock.

                                        /s/ ERNST & YOUNG LLP

Palo Alto, California

November 29, 2000